Exhibit 99.1

Marvell & Aquantia FAQs

May 7, 2019

Announcement

What did Marvell and Aquantia announce?

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Marvell and Aquantia, a leader in Multi-Gig Ethernet connectivity, today announced a definitive agreement under which Marvell will acquire all outstanding shares of Aquantia common stock in exchange for consideration of $13.25 per share in cash.

Why is Marvell joining forces with Aquantia?

•	This combination positions Marvell to further capitalize on automotive in-vehicle networking, both today and in the coming years.

•	It expands our Multi-Gig Ethernet portfolio for Enterprise Infrastructure, Data Center and Access customers.

•	The combined PHY organizations will create an even stronger mixed signal design team with highly differentiated skills and proven capabilities.

•	This is a highly complementary transaction that is expected to be immediately accretive to Marvell’s Non-GAAP EPS.

What are the terms and structure for the transaction?

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Under the terms of the definitive agreement, Marvell will pay Aquantia’s shareholders $13.25 per share in cash. This represents approximately $452 million in enterprise value after adjusting for net cash on Aquantia’s balance sheet.

When is the transaction expected to close?

•	The transaction is currently expected to close before the end of calendar 2019, pending approval by Aquantia’s shareholders, as well as regulatory approval and other customary closing conditions.

Is there a chance the transaction will not close?

•	The agreement has already been approved by the boards of directors of both companies, and the leadership teams at Marvell and Aquantia are committed to closing the transaction.

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Transactions of this nature require regulatory and shareholder approval, but given the complementary product sets, we believe the various parties will find the mutual benefits of this combination compelling.

Until the transaction closes, will Marvell and Aquantia operate as one company or two?

•	Until the deal closes, we are required to operate as two separate and independent companies.

Integration

The press release says the transaction is expected to generate $40 million in synergies within 12 months post-closing. What does that mean?

•	Combining two companies creates opportunities to save from a larger purchasing base with suppliers on cost of goods sold.

•	There are opportunities to reduce common operating expenses needed to run a separate public company.

•	We expect to consolidate real estate where practical. For example, Aquantia’s headquarters is less than three miles from Marvell’s Santa Clara offices.

•	There will also be savings as we rationalize R&D spending in common areas.

What impact will the planned combination have on our respective product roadmaps?

•	Marvell and Aquantia will both continue with their independent product roadmaps and development plans through the close of the transaction.

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The current portfolios are very complementary without much overlap. Over the coming months, Aquantia and Marvell will review the respective companies’ product roadmaps and determine the most effective way to integrate production schedules and forward-looking plans.

When will we know what groups or functional areas will be impacted?

•	It will take several months to review and assess the organization structure and determine the best way to integrate the two companies.

•	Integration planning decisions will be communicated once known, after the transaction closes.

•	While there will inevitably be changes in areas where there may be overlap in responsibilities of certain roles, we expect most employees will continue in their current roles.

•	There will also be opportunities for employees to apply for new positions in the combined company.

Will we consolidate facilities at common locations?

•	Our companies share some common locations, and during integration planning we will assess opportunities to combine nearby teams into a single location where practical.

•	We believe co-locating our complementary teams will foster greater teamwork and collaboration.

Will we close any sites altogether?

•	We will assess and determine our site strategy during the integration planning process, once the transaction closes.

When can we start to work together on product development or other activities?

•	Until the transaction closes, we need to continue operating as two separate and independent companies.

•	With this in mind, it’s important that you do not contact any counterparts at the other company without prior approval from your corporate development team until the transaction is done.

Customers

How will customers view this transaction?

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We expect that customers will appreciate the significant benefits of this combination, as it provides the combined company with the scale and breadth of product lines to offer them a comprehensive set of networking solutions, particularly for Automotive, Enterprise Infrastructure, Data Center and Access customers.

•	It will be critically important that during the transition period we remain focused on maintaining customer commitments on delivery of products and services – it is very much business as usual.

What should we tell our customers?

•	Until the transaction closes, we need to continue operating as two separate and independent companies.

•	Please refer all customer inquiries to your regional sales leader.

What if I’m contacted by a current customer who wants to discuss opportunities with the combined companies?

•	Until the transaction closes, we need to continue operating as two separate and independent companies.

Will we cancel any of our product lines?

•	We have no immediate plans to cancel products, support or supply – and customers should expect that our business with them will continue without interruption.

Employees

What does this mean for employees? Will my job be impacted?

•	It is too early to speculate on any job impact. During integration planning, we will analyze the right structure for the combined organization.

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While we do expect to reduce the size of common functions, this transaction is about creating a stronger combined business. Retaining talent, including the engineering teams, is a key part of this transaction.

Will my role or title change?

•	Until the transaction closes, there will be no merger-related changes to people’s roles or titles.

•	We will make longer-term decisions about specific roles and titles after the transaction has closed, as needed.

If my job is eliminated, will I be offered a severance package?

•	Severance will be provided to employees whose position is eliminated as a result of the integration of the two companies, and in accordance with local laws and requirements.

What will happen to Aquantia stock options and/or RSUs upon the closing of the transaction?

Stock Options

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In-the-money options held by continuing employees as of the closing will be assumed and converted into options to purchase Marvell common shares using a conversion ratio designed to preserve the aggregate “spread” of the related Aquantia option determined at closing.

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Each vested in the money option held by an individual who will not be a continuing employee will be cancelled in exchange for a payment equal to the difference between the price per share payable for Aquantia common stock in the transaction and the per share exercise price of the Aquantia option.

•	Underwater options as well as unvested options held by individuals who will not be continuing employment post-close will be cancelled and the holder will not receive any cash payment.

Restricted Stock Units (RSUs)

•	All vested RSUs will be cancelled in exchange for a payment equal to the price payable in the transaction for the underlying Aquantia common stock.

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Unvested RSUs held by continuing employees will be assumed and converted into RSUs to acquire Marvell common shares using a conversion ratio designed to preserve the value of the underlying Aquantia common stock determined at closing.

•	Unvested RSUs held by individuals who will not be continuing employment post-close will be cancelled. There will be no conversion or cash payment.

ESPP

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The final offering period for the Aquantia ESPP program will begin May 15, 2019 and will end six months following the start date or at least three business days prior to the closing of the transaction, (whichever is earlier). At the end of the offering period, shares of Aquantia common stock will be purchased. The purchased shares will then be then canceled and converted at the closing into the right to receive the price per share payable for Aquantia common stock in the transaction. The ESPP will terminate at the closing.

•	Continuing employees will be able to enroll in the Marvell ESPP plan at the next available offering period after the closing of the transaction.

What happens to Aquantia employee benefits?

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Aquantia benefits plans will remain in place after the closing until transition dates are determined in each country, as applicable. Please see https://www.marvellbenefits.com/ for an overview of benefits offered to current U.S. Marvell employees. However, this site does not provide any information that is specific to Aquantia employees or how benefits will transition.

Does Marvell offer a 401(k) plan in the U.S.? What happens to my Aquantia 401(k) plan account?

•	Marvel’s 401(k) provider is Charles Schwab, and continuing Aquantia employees in the U.S. will be eligible to participate in Marvell’s 401(k) plan as soon as administratively possible after the close.

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Aquantia’s 401(k) plan will terminate upon the close of the transaction and continuing Aquantia employees will no longer be able to contribute to the Aquantia 401(k) plan. You may roll over your Aquantia 401(k) plan account to the Marvell 401(k) Plan, or another qualified retirement account.

Does Marvell offer a 401(k) match?

•	Yes, Marvell will match up to a maximum of $4,000 per year.

Are we able to continue hiring for approved open positions at Aquantia and within the Networking and Automotive BUs (and supporting functions) at Marvell, even with this deal pending?

•	In most cases, yes, however certain restrictions may apply.

•	Please check with your manager or Human Resources.

Communications

When will more information be available?

•	Once integration planning begins, we will provide updates to report on progress of the transaction and related decisions as they are made.

•	You are also encouraged to read the press release and listen to a replay of the investor call, which can be found on Marvell’s Investor Relations page.

Can I contact my counterpart at the other company before the deal closes?

•	No. Until the deal is closed, we need to operate as two separate and independent companies.

•	If you have an urgent question or need, please contact your manager or, if necessary, Faraj, Pirooz, Phil and Suzan.

Can I share information with people at the other company, even if I know them socially?

•	No. Until the deal is closed, we must operate as two separate and independent companies and maintain strict confidentiality.

•	All of your non-disclosure and intellectual property agreements still apply.

What should I do if I’m contacted by the media or analysts?

•	Marvell employees should direct all analyst inquiries to Ashish Saran, Vice President of Investor Relations. Media or general inquiries can be sent to: pr@Marvell.com.

•	Aquantia employees should direct all analyst inquiries to Deborah Stapleton, Aquantia Investor Relations. Media or general inquiries can be sent to Diane Vanasse: diane.vanasse@aquantia.com.

Who can I contact with additional questions?

•	Please contact your manager, Faraj, Pirooz, Phil and Suzan.

Additional Information and Where to Find It.

In connection with the proposed transaction, Aquantia will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Aquantia stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Aquantia’s website at www.aquantia.com or by contacting Aquantia Investor Relations at (650) 815-1239.

Participants in the Solicitation

Aquantia and Marvell and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Aquantia stockholders in connection with the proposed transaction. Information about Aquantia’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2018 Annual Meeting of Shareholders filed with the SEC on May 28, 2018, Item 5.02 of its Current Report on Form 8-K filed on July 6, 2018 and its Annual Report on Form 10-K for the year ended February 2, 2019, filed on March 28, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Aquantia’s Investor Relations page on its corporate web site at www.Aquantia.com or by going to Marvell’s Investor Relations page on its corporate web site at www.marvell.com.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Marvell and Aquantia, including statements regarding the benefits of the transaction and expected synergies, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Aquantia and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Aquantia’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Aquantia or Marvell and potential difficulties in Aquantia employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Aquantia’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Marvell or against Aquantia related to the merger agreement or the transaction, (viii) the ability of Marvell to successfully integrate Aquantia’s operations and product lines, (ix) the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Aquantia’s business after the completion of the proposed transaction and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and (x) the risk of downturns in the highly cyclical semiconductor industry and (xi) our failure to achieve expected revenues and forecasted demand from customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Aquantia described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Aquantia assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Aquantia gives any assurance that either Marvell or Aquantia will achieve its expectations.